Exhibit 99.1

     BLUE COAT REPORTS FINANCIAL RESULTS FOR FIRST QUARTER FISCAL YEAR 2006

             ACHIEVES RECORD NET REVENUE AND 17.6% SEQUENTIAL GROWTH

    SUNNYVALE, Calif., Aug. 16 /PRNewswire-FirstCall/ -- Blue Coat(R) Systems, Inc. (Nasdaq: BCSI), a leading provider of proxy appliances, today announced financial results for its first fiscal quarter of 2006 ended July 31, 2005. Net revenue for the first quarter was $33.4 million, an increase of 58.0% compared to net revenue of $21.1 million for the same quarter last year and an increase of 17.6% compared to net revenue of $28.4 million in the prior quarter.

    On a GAAP basis, the Company reported net income of $3.4 million, or $0.24 per diluted share, in the first quarter of fiscal 2006 compared to net income of $1.7 million, or $0.13 per diluted share, in the same quarter last year and net income of $2.8 million, or $0.21 per diluted share, in the prior quarter. GAAP net income for the fourth quarter of fiscal 2005 includes a benefit of $0.1 million from the reversal of restructuring reserves and a net benefit of approximately $0.7 million from the reversal of stock compensation expense initially recorded in the third quarter of fiscal 2005.

    On a non-GAAP basis the Company reported net income of $3.7 million, or $0.27 per diluted share, in the first quarter of fiscal 2006 compared to non-GAAP net income of $2.2 million, or $0.17 per diluted share, in the same quarter last year and non-GAAP net income of $2.3 million, or $0.17 per diluted share, in the prior quarter.

    The non-GAAP financial measures presented above exclude the amortization of intangible assets, and for the fourth quarter of fiscal 2005 also exclude the benefits associated with the aforementioned reversal of restructuring reserves and stock compensation expense.

    Blue Coat ended the quarter with cash, cash equivalents, and restricted investments totaling $55.2 million, an increase of $6.1 million from the prior quarter.

    "We continue to be pleased with the market acceptance of the solutions that Blue Coat provides as evidenced by the stronger than expected sequential growth in net revenue," said Brian NeSmith, president and CEO of Blue Coat. "While we expect demand for Blue Coat products to remain strong, sequential growth is not expected to continue at the level realized in our most recent quarter. We will continue to focus on expanding our market presence and making appropriate investments in our infrastructure to address the growing market demand."

    Operating Highlights
    -- New Customers -- Blue Coat signed on 315 new customers during the quarter, including Computer Sciences Corporation, Florida Power & Light, L'Oreal, and Sony Ericsson.

    -- Spyware Interceptor(TM) -- Blue Coat recently announced it has signed
       Tech Data Corporation to distribute Blue Coat's Spyware Interceptor to North American resellers targeting small and medium enterprise companies of 50 to 1,000 networked PC users. Spyware Interceptor prevents known and unknown spyware from entering users' networks at the gateway.

    -- Blue Coat WebFilter -- Independent testing conducted by Broadband Testing
       (Moux, France) shows Blue Coat WebFilter as the most comprehensive URL filtering database, in a comparison of leading databases. The test results, available as a download from www.broadband-testing.co.uk, showed the Blue Coat WebFilter database outperforming its competitors by up to 62% in website coverage.

    -- Branch Office Proxy Appliance -- During the quarter Blue Coat introduced the ProxySG(TM) 200 Series appliance, a proxy appliance that extends Web security to the branch office. The ProxySG 200 is the newest member of the Blue Coat family of proxy appliances that allows the enterprise IT organization to extend the Web policy controls in place at headquarters out to the branch. The appliance is built upon Blue Coat's SGOS custom operating system designed for high-performance Web object handling, and contains all the same powerful features and functionality found in Blue Coat's 400, 800 and 8000 Series proxy appliances.

    Financial Outlook
    For the second fiscal quarter of 2006 ending October 31, 2005, the Company currently anticipates sequential growth in net revenue of 9% - 12%. GAAP net income is expected to be in the range of $3.2 - $4.0 million, or $0.23 - $0.28 per diluted share. On a non-GAAP basis, net income is expected to be $3.5 - $4.3 million, or $0.25 - $0.30 per diluted share. The non-GAAP financial measures presented above exclude the amortization of intangible assets.

    About Non-GAAP Financial Measures
    Blue Coat historically uses the non-GAAP financial measures of income discussed above for internal evaluation and to report the results of its business. Blue Coat believes that these measures best allow its management, board of directors and investors to understand its activities and business results. The Company believes that inclusion of these non-GAAP financial measures provide consistency and comparability with past reports of financial results, as well as comparability to other companies in its industry, most of which present similar non-GAAP financial measures to investors.

    Conference Call & Webcast
    The company will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the quarterly results. Participants should call 866-233-3843 (toll-free) or 612-332-0107 (toll call) with the passcode:
758620. A replay of the call will be available starting August 16, 2005 at 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time), and can be accessed by calling 800-475-6701 (toll-free) or 320-365-3844 (toll call) with the passcode: 758620.
An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations.

    About Blue Coat Systems
    Blue Coat helps organizations make the Web safe and productive for business. Blue Coat proxy appliances provide visibility and control of Web communications to protect against risks from spyware, Web viruses, inappropriate Web surfing, instant messaging (IM), video streaming and peer- to-peer (P2P) file sharing -- while actually improving Web performance. Trusted by many of the world's largest organizations, Blue Coat has shipped more than 20,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' future operating performance, future product performance and future product acceptance in the market, as well as our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from those in the forward-looking statements, and other risks relating to Blue Coat Systems' business, are set forth in Blue Coat Systems' most recently filed Form 10-K for the fiscal year ended April 30, 2005, which was filed with the Securities and Exchange Commission on July 14, 2005, and other reports filed from time to time with the Securities and Exchange Commission.

    Copyright (C) 2005, Blue Coat Systems, Inc. All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

                             BLUE COAT SYSTEMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                  July 31,        April 30,
                                                    2005            2005
                                                ------------    ------------
                                                (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                     $     53,364    $     47,264
  Accounts receivable, net                            14,622          11,541
  Inventories                                            337             350
  Prepaid expenses and other current assets            4,084           3,460
Total current assets                                  72,407          62,615

Property and equipment, net                            5,538           3,763
Restricted investments                                 1,855           1,855
Goodwill                                              24,753          24,753
Identifiable intangible assets, net                    3,690           3,993
Other assets                                           1,108             883
Total assets                                    $    109,351    $     97,862

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $      5,825    $      3,743
  Accrued payroll and related benefits                 3,923           3,468
  Deferred revenue                                    17,373          13,592
  Accrued restructuring                                2,542           2,729
  Other accrued liabilities                            4,625           3,849
Total current liabilities                             34,288          27,381

Accrued restructuring, less current portion              467             914
Deferred revenue, less current portion                 4,202           3,318
Total liabilities                                     38,957          31,613

Commitments and Contingencies

Total stockholders' equity                            70,394          66,249
Total liabilities and stockholders' equity      $    109,351    $     97,862

                             BLUE COAT SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                             Three Months Ended
                                                --------------------------------------------
                                                  July 31,        April 30,       July 31,
                                                    2005            2005            2004
                                                ------------    ------------    ------------
Net revenue:
  Product                                       $     27,890    $     23,316    $     17,140
  Service                                              5,478           5,069           3,984
Total net revenue                                     33,368          28,385          21,124
Cost of revenue:
  Product                                              8,565           7,239           5,703
  Service                                              1,865           1,691           1,220
Total cost of revenue                                 10,430           8,930           6,923

Gross profit                                          22,938          19,455          14,201

Operating expenses:
  Research and development                             5,365           4,636           3,756
  Sales and marketing                                 11,669          10,336           6,956
  General and administrative                           2,678           1,772           1,699
  Amortization of intangible assets                      174             174             152
  Restructuring (reversal)                                --             (96)             --
Total operating expenses                              19,886          16,822          12,563

Operating income                                       3,052           2,633           1,638
Interest income                                          367             255              92
Other income (expense)                                    57             (11)             20
Income before income taxes                             3,476           2,877           1,750
Provision for income taxes                                90              56              70
Net income                                      $      3,386    $      2,821    $      1,680

Basic net income per common share               $       0.27    $       0.23    $       0.15
Diluted net income per common share             $       0.24    $       0.21    $       0.13

Shares used in computing basic net income per
 common share                                         12,353          12,259          11,065

Shares used in computing diluted net income
 per common share                                     13,884          13,565          12,846

                             BLUE COAT SYSTEMS, INC.

              RECONCILIATION OF NON-GAAP TO GAAP NET INCOME AND EPS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                             Three Months Ended
                                                --------------------------------------------
                                                  July 31,        April 30,       July 31,
                                                    2005            2005            2004
                                                ------------    ------------    ------------
Net income excluding certain charges and
 benefits (Non-GAAP)                            $      3,690    $      2,284    $      2,196

  Amortization of intangible assets (Cost of
   revenue)                                             (130)           (130)           (152)
  Amortization of intangible assets (G&A)               (174)           (174)
  Restructuring (reversal)                                --              96              --
  Stock-based compensation                                --             745            (364)

Net income                                      $      3,386    $      2,821    $      1,680

Diluted net income per common share excluding
 certain charges and benefits (Non-GAAP)        $       0.27    $       0.17    $       0.17

  Amortization of intangible assets (Cost of
   revenue)                                            (0.01)          (0.01)          (0.01)
  Amortization of intangible assets (G&A)              (0.02)          (0.02)             --
  Restructuring (reversal)                                --            0.01              --
  Stock-based compensation                                --            0.06           (0.03)

Diluted net income per share                    $       0.24    $       0.21    $       0.13

Shares used in computing diluted net income
 per common share                                     13,884          13,565          12,846

SOURCE  Blue Coat Systems, Inc.
    -0-                             08/16/2005
    /CONTACT: Kevin Royal, Senior Vice President and Chief Financial Officer, or Carla Chun, Manager of Investor Relations, both of Blue Coat Systems, Inc., +1-408-220-2200/
    /Web site:  http://www.bluecoat.com /